    As filed with the Securities and Exchange Commission on October 17, 2000
                              Subject to Amendment
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                     Texas Eastern Transmission Corporation
             (Exact name of registrant as specified in its charter)

                Delaware                               72-0378240
        (State of Incorporation)          (I.R.S. Employer Identification No.)

                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas 77251-1642
                                 (713) 627-5400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                DOROTHY M. ABLES
               Senior Vice President, Finance and Administration
                          and Chief Financial Officer
                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas 77251-1642
                          Telephone No. (713) 627-5400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                  -----
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                           -----
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                        Proposed
                                          Proposed      Maximum
 Title of Each Class of     Amount        Maximum      Aggregate    Amount of
    Securities to be         to be     Offering Price   Offering   Registration
       Registered        Registered(1)  Per Unit(2)   Price(1)(2)      Fee
-------------------------------------------------------------------------------
     Notes.............  $500,000,000       100%      $500,000,000   $132,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $500,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2)  Estimated solely for the purpose of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale of these securities is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion dated October 17, 2000

PROSPECTUS

                                  $500,000,000

                     Texas Eastern Transmission Corporation

                    a subsidiary of Duke Energy Corporation

                                 ------------

                                     Notes

                                 ------------

This prospectus contains summaries of the general terms of these securities. We will provide the specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     This prospectus is dated       , 2000

                             About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities--called Notes in this prospectus--in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the Notes we may offer.

Each time we sell Notes, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

For more detail, you may read the exhibits filed with our registration statement.

                  About Texas Eastern Transmission Corporation

We are a wholly owned subsidiary of PanEnergy Corp, which is an indirect wholly owned subsidiary of Duke Energy Corporation. We and our subsidiaries are primarily engaged in the interstate transportation and storage of natural gas.

Our natural gas transmission system extends approximately 1,700 miles from producing fields in the Gulf Coast region of Texas and Louisiana to Ohio, Pennsylvania, New Jersey and New York. The system consists of 9,088 miles of pipeline and has 73 compressor stations. We also own and operate two offshore Louisiana gas supply systems, which extend over 100 miles into the Gulf of Mexico and include 469 miles of our pipeline system. In addition, we provide open-access natural gas storage services through two joint-venture storage facilities in Pennsylvania and one wholly owned and operated storage field in Maryland.

Our principal customers are located in Pennsylvania, New Jersey and New York, and include local distribution companies serving the Pittsburgh, Philadelphia, Newark and New York City metropolitan areas.

Our principal executive offices are located at 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642. Our telephone number is (713) 627-5400.

                      Ratios of Earnings to Fixed Charges

                                          Six Months
                                        Ended June 30, Year Ended December 31,
                                        -------------- ------------------------
                                             2000      1999 1998 1997 1996 1995
                                        -------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.....      4.0       3.9  3.6  3.0  2.8  3.2

For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.

                                Use of Proceeds

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the Notes for general corporate purposes, including the repayment of maturing debt.

                            Description of the Notes

We will issue the Notes in one or more series under our Indenture to be dated
as of      , 2000 with The Chase Manhattan Bank, as Trustee. The form of
Indenture is an exhibit to the Registration Statement.

The following description of the Notes is only a summary of selected provisions of the Indenture and is not intended to be comprehensive. You should read the Indenture for provisions that may be important to you.

General

We may issue Notes from time to time in one or more series by our Board of Directors or a duly authorized committee of our Board authorizing the issuance or by our entering into supplemental indentures. The Indenture does not limit the amount of Notes that we may issue under it.

The Notes will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt.

The Indenture provides that Notes in separate series may be issued from time to time without limitation as to aggregate principal amount. The Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Indenture does not protect the holders of Notes if we engage in a highly leveraged transaction.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Notes to be offered will be issued. These terms will include some or all of the following:

 .  the title of the series;

 .  the total principal amount of the Notes of the series;

 . the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

 . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

 . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

 . whether we may extend the interest payment periods and, if so, the terms of the extension;

 .  the place or places where payments will be made;

 . whether we have the option to redeem the Notes and, if so, the terms of our redemption option;

 . any obligation that we have to redeem the Notes through a sinking fund or to purchase the Notes through a purchase fund or at the option of the holder;

 . whether the provisions described under "Defeasance and Covenant Defeasance" will not apply to the Notes;

 . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

 . if payments may be made, at our election or at the holder's election, in a currency other than that in which the Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

 . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

 . whether the Notes will be issuable as global securities and, if so, the securities depositary;

 . any changes in the events of default or covenants with respect to the Notes;

 .  any index or formula used for determining principal, premium or interest;

 . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

 .  any other terms.

Unless we state otherwise in the applicable prospectus supplement, we will issue the Notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Notes. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Indenture and the limitations applicable to global securities, Notes may be transferred or exchanged at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office or agency maintained by us for such purpose.

The Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless we state otherwise in the applicable prospectus supplement.

We may offer and sell the Notes, including original issue discount Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Notes that are denominated in a currency other than U.S. dollars.

Ranking

Each series of Notes will be unsecured senior obligations and will rank equally with every other series of Notes and with all of our other unsecured and unsubordinated debt. The Indenture does not limit the amount of additional indebtedness that may rank equally with the Notes or the amount of indebtedness, secured or otherwise, that we may incur.

Global Securities

We may issue some or all of the Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with, or on behalf of, a securities depositary identified in the applicable prospectus supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

As long as the securities depositary or its nominee is the registered holder of a global security representing Notes, that person will be considered the sole owner and holder of the global security and the Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

 . may not have the global security or any Notes it represents registered in their names;

 . may not receive or be entitled to receive physical delivery of certificated Notes in exchange for the global security; and

 . will not be considered the owners or holders of the global security or any Notes it represents for any purposes under the Notes or the Indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

 .  the securities depositary, with respect to participants' interests; and

 . any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. Neither we nor the Trustee, nor any of our agents or any agents of the Trustee, will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Redemption

Provisions relating to the redemption of Notes will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Trustee, or the applicable Paying Agent, receiving sufficient funds to pay the principal, premium and interest on those Notes on the date fixed for redemption and that if the Trustee or the applicable Paying Agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Notes.

We will not be required to:

 . issue, register the transfer of, or exchange any Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Notes of that series that have been selected for redemption; or

 . register the transfer of, or exchange any Note of that series selected for redemption except the unredeemed portion of a Note being partially redeemed.

Consolidation, Merger, Conversion, Conveyance or Transfer

The Indenture provides that we may consolidate with, merge with or into, convert into, or convey or transfer all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, assume our obligations under the Indenture and the Notes, and we must deliver a statement by certain of our officers and an opinion of counsel to the Trustee that affirm compliance with all conditions in the Indenture. When those conditions are satisfied, the successor will succeed to and be substituted for us under the Indenture, and we will be relieved of our obligations under the Indenture and the Notes.

Modification and Waiver

We may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding Notes of all series of Notes affected by the modification, voting as one class. The consent of the holder of each outstanding Note affected is, however, required to:

 . change the maturity date of the principal, or any installment of principal or interest on that Note;

 . reduce the principal amount, the interest rate or any premium payable upon redemption on that Note;

 . reduce the amount of principal due and payable upon acceleration of maturity;

 . change the currency of payment of principal, premium or interest on that Note;

 . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

 . reduce the percentage in principal amount of Notes of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

 . with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

In addition, we may supplement the Indenture for certain other purposes, without the consent of any holders of Notes.

The holders of a majority in principal amount of the outstanding Notes of any series may waive, for that series, our compliance with certain restrictive provisions of the Indenture, including the covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Notes of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Note or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Note of the series affected.

Events of Default

The following are events of default under the Indenture with respect to any series of Notes, unless we state otherwise in the applicable prospectus supplement:

 . failure to pay principal of or any premium on any Note of that series when due;

 . failure to pay when due any interest on any Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Notes that permit such deferrals;

 . failure to make any sinking fund payment when required for any Note of that series that continues for 60 days;

 . failure to perform any covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Notes of that series give us written notice of the default; and

 .  certain events involving our bankruptcy, insolvency or reorganization.

In the case of the fourth event of default listed above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Notes of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

We may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Notes of a series occurs and is continuing, then the Trustee or the holders of at least 33% of the outstanding Notes of that series may declare the principal amount of all Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

 . we have paid or deposited with the Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Trustee; and

 . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Notes unless those holders have offered the Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercise of any power of the Trustee with respect to those Notes. The Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Note on its maturity date or redemption date and to enforce those payments.

We are required to furnish each year to the Trustee a statement by certain of our officers to the effect that we are not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent
The paying agent will pay the principal of any Notes only if those Notes are surrendered to it. The paying agent will pay interest on Notes issued as global securities by wire transfer to the holder of those global securities. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay interest on Notes that are not in global form at its office or, at our option:

 . by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

 . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Notes.

Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for that series of Notes, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that we have paid to a paying agent for principal or interest on any Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

Negative Pledge

While any of the Notes remain outstanding, we will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of our Principal Properties (as defined below) or a Principal Property of a Principal Subsidiary or upon any shares of stock of or other ownership interests in any Principal Subsidiary, whether such Principal Property is, or shares of stock or other ownership interests are, owned on or acquired after the date of the Indenture, to secure any of our indebtedness for borrowed money, unless the Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

The foregoing restriction does not apply with respect to, among other things:

 . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that we or any Principal Subsidiary acquired after the date of the Indenture;

 . mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock or other ownership interests at the time we or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of or other ownership interests in an entity with which we or any Principal Subsidiary are consolidated or merged or which transfers or leases all or substantially all of its properties to us or any Principal Subsidiary, or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property that we or any Principal Subsidiary acquired after the date of the Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance shall extend to or cover any other property that we or that Principal Subsidiary owns;

 . mortgages, liens, pledges, security interests or other encumbrances upon any of our property or any property of any Principal Subsidiary or shares of stock of or other ownership interests in any Principal Subsidiary that existed on the date of the initial issuance of Notes under the Indenture or upon the property or shares of stock of or other ownership interests in any entity existing at the time that entity became a Principal Subsidiary;

 . pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which we or any Principal Subsidiary are a party;

 . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

 . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

 . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

 .  liens securing industrial revenue or pollution control bonds;

 . mortgages, liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of any of our indebtedness or indebtedness of any Principal Subsidiary, including the Notes;

 . liens created in connection with, and created to secure, a non-recourse obligation;

 . mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments under any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

 . indebtedness which we or any Principal Subsidiary may issue in connection with our consolidation or merger or the consolidation or merger of any Principal Subsidiary with or into any other entity, which may be our affiliate or an affiliate of any Principal Subsidiary, in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

 . indebtedness of any entity which we or any Principal Subsidiary are required to assume in connection with a consolidation or merger of that entity, with respect to which any of our property or any property of any Principal Subsidiary is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

 . mortgages, liens, pledges, security interests or other encumbrances on property held or used by us or any Principal Subsidiary in connection with the exploration for, or development, gathering, production, storage, processing, transportation or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);

 . mortgages, liens, pledges, security interests or other encumbrances in favor of us, one or more Principal Subsidiaries, one or more of our wholly owned Subsidiaries (as defined below) or any of the foregoing in combination;

 . mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by us or any Principal Subsidiary after the date of the

    Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later--to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that we or any Principal Subsidiary owns other than real property that is unimproved up to that time; and

 . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, we or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Indenture without us equally and ratably securing the Notes, if immediately after that creation or assumption, the principal amount of our indebtedness for borrowed money that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of our common stockholder's equity as shown on our consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

For purposes of the preceding paragraphs, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of our Board of Directors or our management is of material importance to the business conducted by us and our consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any of our Subsidiaries that owns a Principal Property; and "Subsidiary" means, as to any entity, a corporation or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power (other than capital stock or other ownership interests having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

Defeasance and Covenant Defeasance

The Indenture provides that we may be:

 . discharged from our obligations, with certain limited exceptions, with respect to any series of Notes, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

 . released from our obligations under the covenant described under "Negative Pledge" and any restrictive covenants that may be especially established with respect to any series of Notes, such a release being called a "covenant defeasance" in this prospectus.

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Notes on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the Notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, the payment of Notes may not be accelerated by reference to the covenants from which we have been released. A defeasance may occur after a covenant defeasance.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Notes in which holders of those Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Trustee

The Chase Manhattan Bank is the Trustee and is also the trustee under our Indenture dated as of November 1, 1990. We and certain of our affiliates maintain normal banking arrangements with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding.

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, the Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

                              Plan of Distribution

We may sell the Notes:

 . to or through underwriting syndicates represented by managing underwriters;

 . through one or more underwriters without a syndicate for them to offer and sell to the public;

 . through dealers or agents; and

 . to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the Notes will be named in the prospectus supplement.

The prospectus supplement for each series of Notes will describe:

 . the terms of the offering of those Notes, including the name or names of any underwriters or agents;

 .  the public offering or purchase price;

 . any discounts and commissions to be allowed or paid to the agents or underwriters and all other items constituting underwriting compensation;

 .  any discounts and commissions to be allowed or paid to dealers; and

 .  other specific terms of the particular Notes.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the Notes being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters to whom we sell Notes for public offering and sale are obliged to purchase all of those particular Notes if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

The Notes may or may not be listed on a national securities exchange.

                             Validity of the Notes

Dewey Ballantine LLP will issue opinions about the validity of the Notes on our behalf. Any underwriters will be advised about the validity of the Notes by their own legal counsel.

                                    Experts

Our consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any documents that we file at any of the following:

 .  SEC Public Reference Room
    450 Fifth Street, N.W.
    Washington, D.C. 20549;

 .  Citicorp Center
    500 West Madison Street
    Suite 1400
    Chicago, Illinois 60661-2411; or

 .  Seven World Trade Center
    Suite 1300
    New York, New York 10048.

You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

Please call the SEC at 1-800-SEC-0330 for further information.

Our filings are also available to the public through:

 .  The SEC web site at http://www.sec.gov

 .  The New York Stock Exchange
    20 Broad Street
    New York, New York 10005

The SEC allows us to "incorporate by reference" the information we file with the SEC, which information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

 .  our annual report on Form 10-K for the year ended December 31, 1999; and

 . our quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing or telephoning us at the following address or telephone number.

 Texas Eastern Transmission Corporation
 5400 Westheimer Court
 P.O. Box 1642
 Houston, Texas 77251-1642
 Attention: Dorothy M. Ables
 (713) 627-5400

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (Estimated):

SEC Filing Fee....................................................... $132,000*
Trustee Fees and Expenses............................................   30,000
Printing Costs.......................................................   95,000
Legal Fees and Expenses..............................................   95,000
Accounting Fees......................................................   15,000
Blue Sky Fees and Expenses...........................................    5,000
Rating Agency Fees...................................................  120,000
Miscellaneous........................................................    3,000
                                                                      --------
  Total.............................................................. $495,000
                                                                      ========

--------
*  Actual

Item 15. Indemnification of Directors and Officers.

Section 9.1. of the By-Laws of the registrant provides as follows:

  "(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including actions, suits or proceedings by or in the right of the Corporation, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines (including excise taxes assessed with respect to employee benefit plans), amounts paid in settlement, reasonable expenses (including attorneys' fees) and other liabilities arising in connection with such action, suit or proceeding, and reasonable expenses (including attorneys' fees) incurred in enforcing the rights provided by this Section 9.1., to the fullest extent to which indemnity may lawfully be provided pursuant to a by-law under applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, and interest on any such expenses not paid by the Corporation when due shall be paid by the Corporation at the rate announced from time to time by Chemical Bank as its prime rate, to the fullest extent to which advancement of such expenses and payment of such interest may lawfully be provided pursuant to a by-law under applicable law; provided, however, that, unless otherwise authorized by the Board of Directors, no person shall be entitled to such advance payment of expenses with respect to any action, suit or proceeding not by or in the right of the Corporation, unless such person shall have given the Corporation reasonable notice of the institution of such action, suit or proceeding and the opportunity to control the defense thereof (with counsel reasonably satisfactory to such person).

  (b) The rights provided by this Section 9.1. are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Corporation by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 9.1., or merger, consolidation or reorganization of the Corporation, shall impair the rights of indemnification provided by this Section 9.1. with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger or consolidation."

Section 145 of the Delaware General Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

The Restated Certificate of Incorporation of the registrant provides that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Duke Energy Corporation, the ultimate parent of the registrant, also maintains insurance for it and its subsidiaries' officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums for which are paid by Duke Energy Corporation. The effect of these is to indemnify any officer or director of Duke Energy Corporation or a subsidiary against expenses, judgments, fines, attorneys' fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1(A)   --Form of Underwriting Agreement.

  4(A)-1 --Form of Indenture from registrant to The Chase Manhattan Bank, as
          Trustee, dated as of       , 2000.

  4(A)-2 --Form of resolutions of Board of Directors of registrant establishing the terms of a series of Notes.

  4(A)-3 --Form of Note (included in Exhibit 4(A)-2 above).

  4(A)-4 --Form of Calculation Agent Agreement.

  5      --Opinion of Dewey Ballantine LLP.

 12      --Computation of ratio of earnings to fixed charges.

 23(A)-1 --Independent Auditors' Consent.

 23(A)-2 --Consent of Dewey Ballantine LLP (included in Exhibit 5 above).

 24(A)   --Power of attorney of certain officers and directors of registrant.

 24(B)   --Resolution of Board of Directors of registrant regarding power of attorney.

 25(A)   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee.

Item 17. Undertakings.

(a) Undertaking related to Rule 415 offering:

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking relating to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 17th day of October, 2000.

                                          Texas Eastern Transmission
                                          Corporation

                                                    Robert B. Evans
                                          By: _________________________________
                                                 Chairman of the Board and
                                                         President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

    Signature                        Title                          Date
    ---------                        -----                          ----

Robert B. Evans      Chairman of the Board and President      October 17, 2000
                      and Chief Executive Officer
                      (Principal Executive Officer)

Dorothy M. Ables     Senior Vice President and Chief          October 17, 2000
                      Financial Officer (Principal
                      Financial Officer)

Alan N. Harris       Vice President, Treasurer and            October 17, 2000
                      Controller (Principal Accounting
                      Officer)

Dorothy M. Ables                                              October 17, 2000
Robert B. Evans      All of the Directors
Theopolis Holeman

Dorothy M. Ables, by signing her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                    /s/ Dorothy M. Ables
                                          _____________________________________
                                                      Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit
 Number
 --------
  1(A)     -- Form of Underwriting Agreement.

  4(A)-1   -- Form of Indenture from registrant to The Chase Manhattan Bank,
              as Trustee, dated as of       , 2000.

  4(A)-2   -- Form of resolutions of Board of Directors of registrant establishing the terms of a series of Notes.

  4(A)-3   -- Form of Note (included in Exhibit 4(A)-2 above).

  4(A)-4   -- Form of Calculation Agent Agreement.

  5        -- Opinion of Dewey Ballantine LLP.

 12        -- Computation of ratio of earnings to fixed charges.

 23(A)-1   -- Independent Auditors' Consent.

 23(A)-2   -- Consent of Dewey Ballantine LLP (included in Exhibit 5 above).

 24(A)     -- Power of attorney of certain officers and directors of
              registrant.

 24(B)     -- Resolution of Board of Directors of registrant regarding power of attorney.

 25(A)     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee.